Exhibit (d)(xiv) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                    EXHIBIT O

                                     to the

                          Investment Advisory Contract

                   LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST

        For all services rendered by Adviser hereunder, the Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual gross investment advisory fee ranging from 0.5% on the first $500 million of average daily net assets of the Trust to 0.4% on average daily net assets in excess of $2 billion as specified below:

     INVESTMENT ADVISORY FEE                AVERAGE DAILY NET ASSETS
                                                   OF THE TRUST

               .5%                               on the first $500 million
               .475%                             on the next $500 million
               .45%                              on the next $500 million
               .425%                             on the next $500 million
               .4%                               thereafter

        Such fee shall be accrued daily at the rate of 1/365th of the investment advisory fee as set forth in the schedule above applied to the daily net assets of the Trust. The advisory fee so accrued shall be paid to Adviser on the 15th and on the last day of each month.

        Witness the due execution hereof this 1st day of August, 1999.

                                    FEDERATED INVESTMENT
                                            MANAGEMENT COMPANY

                                    By:  /S/ G. ANDREW BONNEWELL

                                    Name:  G. Andrew Bonnewell
                                    Title:  Vice President

                                    MONEY MARKET OBLIGATIONS TRUST

                                    By:  /S/ RICHARD B. FISHER

                                    Name:  Richard B. Fisher
                                    Title:  Vice President